                                                                  Exhibit 99.5

                                    SOLUTIA
                             SETTLEMENT TERM SHEET
                                APRIL 10, 2007

SCOPE OF TERM SHEET:       This term sheet outlines the key terms of (i) a
                           modification of the Global Settlement as described in Solutia's Disclosure Statement filed with the Bankruptcy Court on February 14, 2006; (ii) a final settlement of the JP Morgan Adversary Proceeding;
                           and (iii) a final settlement of the Equity
                           Committee Adversary Proceeding.

                           This term sheet contemplates a stand alone restructuring of Solutia and, in that regard, a distribution of the common stock of reorganized Solutia to Solutia's creditors pursuant to a Plan of Reorganization. However, Solutia may engage in a sale transaction if the Board determines that such sale will maximize value for Solutia's chapter 11 estates or is necessary to fund a disputed claims reserve in connection with the JP Morgan Adversary Proceeding.

                           This term sheet is for settlement purposes only, may not be used by any party in litigation or otherwise be disclosed to the Court or to other parties without the express written permission of Solutia, and shall not be deemed a solicitation of acceptances of a Plan of Reorganization.(1)

--------
(1) Capitalized terms, used but not defined herein, shall have the meanings ascribed to them in the disclosure statement (the "Disclosure Statement") filed by Solutia with the Bankruptcy Court for the Southern District of New York on February 14, 2006.


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GENERAL PLAN ASSUMPTIONS:  o  Total Enterprise Value (TEV) of $2.844 billion.

                           o  Pro forma net debt of $1.649 billion.(2)

                           o  Implied Equity Value of $1.195 billion.

                           o Solutia acquires Akzo-Nobel's 50% joint venture ownership in Flexsys and closes the Dequest sale.

                           o  General Unsecured Claims pool of $302 million.(3)

                           o  Monsanto Claim of $355.9 million.(4)

                           o Fully-diluted stock price per share of $10.00, assuming full participation to the Rights Offering (the "Plan Stock Price").

                           o A rights offering will be conducted to raise $250 million.

                           o The rights will be struck at a 15% discount to the Plan valuation.

                           o In total, 119.5 million common shares will be issued upon emergence (the "Common Shares"). 90.1 million shares will be distributed directly to the Noteholders, the General Unsecured Creditors, Monsanto and the Retirees (the "Primary Common Shares"). 29.4 million shares will be distributed pro rata based on estimated claim amounts to holders of Noteholder Claims and General Unsecured Claims pursuant to the Rights Offering.

                           o Warrants to purchase up to 3.70 million Common Shares to be struck at a premium to Plan valuation (the "Warrants").(5)

                           o  Effective Date of the Plan: June 29, 2007.

                           o No change to the other key terms of Solutia's Plan of Reorganization dated February 14, 2006 (e.g., Retiree Settlement, pension funding, the legacy liability reallocation as set forth in the Relationship Agreement, releases, etc...).


--------
(2) Pro forma debt of $1.674 billion less pro forma cash of $25 million.

(3) Based on estimated claim amounts as of March 29, 2007. Excludes environmental, intercompany, Noteholder, Monsanto/Pharmacia, Officer & Director Indemnification, Retiree and Tort Claims.

(4) Claim based on midpoint estimate per March 29, 2007 claims presentation.

(5) Assumes that shareholders will be entitled to purchase 3% of the Common Shares.

                                      2

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I.  TREATMENT OF NOTEHOLDER CLAIMS:
    -------------------------------

NOTEHOLDER CLAIMS:         The claims of the holders of (i) the 6.72% notes
                           due October 15, 2037, and (ii) the 7.375% notes due
                           October 15, 2027 (together, the "Noteholder
                           Claims") will be classified separately from other claims. The aggregate allowed amount of the Noteholder Claims is $455.4 million, calculated as principal amount plus accrued and unpaid interest through the Petition Date.

TREATMENT:                 The Noteholder Claims will be exchanged for: (i)
                           45.5 million Primary Common Shares; and (ii) rights to purchase 17.7 million Common Shares in the Rights Offering.


II. TREATMENT OF OTHER CLAIMS:
    --------------------------

CLASSIFICATION OF GENERAL  As used herein, "General Unsecured Claims" excludes
UNSECURED CLAIMS:          the Noteholder Claims, Monsanto's Claim and the
                           Retiree Claim.

TREATMENT OF GENERAL       General Unsecured Claims will be exchanged for: (i)
UNSECURED CLAIMS:          19.4 million Primary Common Shares; and (ii) rights
                           to purchase 11.7 million Common Shares in the Rights Offering.


TREATMENT OF MONSANTO:     Monsanto's Claim against the estates will be
                           classified separately from other claims and will be exchanged for: 22.9 million Primary Common Shares.

TREATMENT OF RETIREE       The terms of the Retiree Settlement will remain the
CLAIM:                     same. In accordance with the terms of the Retiree
                           Settlement, the Retiree Claim will be exchanged for: 2.3 million Primary Common Shares.

TREATMENT OF EQUITY        Equity Interests will be exchanged for the Warrants.
INTERESTS:

                                       3


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III. RIGHTS OFFERING:
     ----------------

SIZE OF RIGHTS OFFERING:   $250.0 million.

RIGHTS OFFERING PRICE:     15.0% discount to the Implied Equity Value.

TOTAL SHARES UNDERLYING    29.4 million.
RIGHTS OFFERING:

TREATMENT OF RIGHTS        Holders of Noteholder Claims and General Unsecured
OFFERING:                  Claims will receive rights on a pro rata basis
                           based on estimated claim amounts. These rights will be non-transferable and the terms of such non-transferability will be determined by Solutia in consultation with the stakeholders.

OVERSUBSCRIPTION:          Holders of rights may elect to subscribe for
                           additional shares, over and above the amount they would otherwise be eligible to purchase in the Rights Offering. If the total number of shares subscribed for in the Rights Offering exceeds 29.4 million, the oversubscribed shares will be distributed to the electing Rights Offering participants on a pro rata basis.

IV. CORPORATE GOVERNANCE:
    ---------------------

BOARD OF DIRECTORS:        The Company's post-reorganization Board of
                           Directors shall initially consist of 9 members, including the Company's Chairman and Chief
                           Executive Officer, Jeffry N. Quinn and two continuing directors of the Company. The ad hoc committee of noteholders shall select 2 directors and the Creditors' Committee and Monsanto shall select 1 director each. The remaining 2 directors shall be selected by the initial 7 directors from a panel of candidates identified by a national search firm employed by the Company.

                                      4

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V. FULLY-DILUTED EQUITY ALLOCATION:
   -------------------------------

EQUITY ALLOCATION PRE-RIGHTS                                       Rights                 % of
OFFERING SUBSCRIPTION:                             Shares (mm)    Offering    Total       Total
                                                   -----------    --------    -----       -----

                                  Noteholders          45.5            -       45.5       38.1%

                                  GUCs                 19.4            -       19.4       16.2%

                                  Monsanto             22.9            -       22.9       19.1%

                                  Retirees              2.3            -        2.3        1.9%

                                  Rights Offering         -         29.4       29.4       24.6%
                                                       ----         ----      -----      ------
                                      Total            90.1         29.4      119.5      100.0%


EQUITY ALLOCATION POST-RIGHTS                      Shares (mm)          % of Total
OFFERING SUBSCRIPTION:                             -----------          ----------

                                  Noteholders          63.2                 52.9%

                                  GUCs                 31.1                 26.0%

                                  Monsanto             22.9                 19.1%

                                  Retirees              2.3                  1.9%
                                                      -----                ------
                                      Total           119.5                100.0%

VI. RECOVERY ANALYSIS ($ IN MILLIONS)(6):
    -------------------------------------

RECOVERY TO NOTEHOLDERS(7):
---------------------------

       Total Net Value before pro rata Rights                   $455.4
       Offering allocation

       Implied Recovery %                                        100.0%

       Total Net Value assuming pro rata                        $481.9
       subscription to Rights Offering

       Net Recovery %                                            105.8%


--------
 (6) All recoveries are net of the cost to exercise the rights.

 (7) Assumes Noteholder Claims of $455.4 million.

                                      5


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RECOVERY TO GENERAL UNSECURED CREDITORS(8):
-------------------------------------------



       Total Net Value before pro rata Rights                   $194.0
       Offering allocation

       Implied Recovery %                                         64.2%

       Total Net Value assuming pro rata                        $211.6
       subscription to Rights Offering

       Net Recovery %                                             70.1%





RECOVERY TO MONSANTO(9):
------------------------

       Total Net Value                                          $228.6

       Net Recovery %                                             64.2%

RECOVERY TO RETIREES(10):
-------------------------

       Total Net Value                                           $22.8

       Net Recovery %                                             65.2%

--------
 (8) Assumes a General Unsecured Claims Pool of $302 million.

 (9) Claim of $355.9 million based on midpoint estimate per March 2007 claims presentation.

(10) Assumes Retiree Claim of $35.0 million.

                                      6

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VII. PRO FORMA SOURCES AND USES:
     ---------------------------

Surplus Cash(11)                                 $176        Refinance DIP Facility                               $975
New Exit Facility                               1,654        2009 Bonds                                            223
Dequest Sale                                       60        Pension Funding                                       103
Maryville Note                                     20        Euro Loan                                             210
                                               ------        One-Time Exit Costs-Fees/Admin Items(12)              154
                                                             Assumes Flexsys debt                                  200
                                                             Maryville Note                                         20
                                                             Minimum Cash Balance                                   25
                                                                                                                ------
Total Sources:                                 $1,910                  Total Uses:                              $1,910
                                               ======                                                           ======

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(11) Cash balance (including net proceeds from Dequest Sale) to be reduced from $236 million to $25 million at emergence with no restrictions.

(12) $154 million total includes:

          $40.0 Exit Financing Bank & Legal Fees
          $15.0 Accrued Interest on 2009 Bonds and EuroLoan
          $9.0 CPFilms Trade AP
          $25.0 Secured, Administrative and Priority Claims to be paid in cash (Tax/Reclamation/Mechanics Liens/Other)
          $20.0 Cure Costs on Executory Contracts that must be assumed
          $34.5 Advisor Fees:
                   Monsanto Advisors
                   Rothschild Success Fee
                   Houlihan Lokey Success Fee
                   Final month advisor fees for all constituent groups plus hold-backs
          $2.5 KERP Due on Emergence
          $6.0 D&O and Fiduciary Run-off Policies
          $2.0 Other Emergence Costs

                                      7